Exhibit 99.1

Media Contacts:

Brian K. Little, Bojangles’ PR/Media Relations (704) 519-2118, blittle@bojangles.com

FOR IMMEDIATE RELEASE

Bojangles®, Inc. Appoints Laura Roberts as Vice President, General Counsel, Secretary and Compliance Officer

Charlotte, N.C. (Friday, November 18, 2016) (NASDAQ: BOJA) — Bojangles’, Inc. (Bojangles’) today announced that its board of directors has appointed Laura Roberts as Vice President, General Counsel, Secretary and Compliance Officer. Roberts has previously served as Associate General Counsel and Senior Director with the iconic restaurant brand, which she joined in 2013.

In her new role, Roberts will oversee all legal aspects of the company, including corporate governance, franchising, real estate, compliance and regulatory affairs. She has a wealth of corporate legal experience and was instrumental in preparing Bojangles’ for its initial public offering in 2015.

“Laura has been a tremendous asset to our organization, and I am pleased to welcome her to my senior leadership team,” said Bojangles’ President and CEO Clifton Rutledge. “As we execute our strategic plans, build new concept restaurants, collaborate with our franchisees to implement innovative technology and prepare our organization for long-term sustainable growth, we will lean a great deal on Laura’s leadership abilities and legal expertise.”

Roberts began her legal career at Shearman & Sterling, LLP in New York, New York and later joined Baker Botts, LLP in Houston, Texas, where she advised clients on corporate governance, real estate and other general corporate matters. She holds a Juris Doctor degree from Columbia University School of Law and a Bachelor of Business Administration in Management from Idaho State University.

“The board is very confident in Laura’s ability to lead the company’s legal function,” said William A. Kussell, Non-Executive Chairman of the Board of Directors. “She has the business and legal experience necessary for the position, and she is highly respected within the organization. Her legal acumen, collaborative work ethic, and exceptional business knowledge have been essential in helping the brand operate effectively as a newly public company. She will do an outstanding job as our new General Counsel.”

Roberts is admitted to practice law in the States of North Carolina, Texas and New York. She is also professionally affiliated with the Women’s In-House Counsel Leadership Institute, the Association of Corporate Counsel and the International Franchise Association. Roberts lives in Charlotte with her husband Jake, and their two children, Sophia and Henry.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes. Founded in 1977 in Charlotte, N.C., Bojangles’ serves menu items such as delicious, famous chicken, made-from-scratch buttermilk biscuits, flavorful fixin’s and Legendary Iced Tea®. At September 25, 2016, Bojangles’ had 699 system-wide restaurants, of which 301 were company-operated and 398 were franchised restaurants, primarily located in the Southeastern United States. For more information, visit www.bojangles.com or follow Bojangles’ on Facebook and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. These statements are not guarantees of future performance and involve a number of known and unknown risks, assumptions, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise than as required under the federal securities laws.

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